GZI

A SaaS marketplace that helps users navigate the new normal by providing alternative data through the utilization of synthetic AI.

Invest

$99.12 minimum investment

Deadline November 30, 2021
in 2 months

Share Price
$0.84

Total Raised
$0

Valuation
$8,543,826

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

GZI translates scientific innovation into financial technology. We aim to net users higher returns and reduced volatility by repackaging global knowledge of the new normal into financial data and portfolio management tools across **16 countries**.

DEAL HIGHLIGHTS

- CEO invited to be listed as one of the **"Top 10 Most Influential Leaders in Biotechnology"** in Beyond Exclamation magazine
- Interviews at CNBC
- Graduate from the prestigious Founder Institute Accelerator as an FI Select Company

> The top 2% of 5,000 companies across the globe

- Data that outperformed 103/107 of the largest multi-billion dollar hedge funds on Wall St.
- Signed NDAs from hedge funds and ETF managers

PROBLEM

COVID has and continues to impact the lives of people globally. The pandemic was a catalyst in global economic change, proving to be a daunting time financially for many. Pew Research Center reported that roughly **half of non-retired adults** say the economic consequences of COVID will make it harder for them to achieve their financial goals.

Unfortunately many investors still rely heavily on traditional data sources, which can lack **transparency, streamlined delivery, and alternative viewpoints.** Traditional data sources such as:

- Financial Statements
- Press Releases
- Management Presentations

Statista reported that in 2020, **38%** of hedge fund managers who were using **alternative data** globally believed that alternative data will be widely adopted in the next three to five years. The respective five year returns for AI/ML, systematic, and normal hedge funds:

- 7.6%
- 5.22%
- 6.03%

“A profound shift is under way among investors”

- Vishwanath Tirupattur, Global Head of Quantitative Research, Morgan Stanley

SOLUTION

GZI delivers **cutting edge alternative data** to users in search of higher returns and less volatility. While we don't actually do the investing for you, we provide the necessary resources for you to make informed decisions. Alternative data helps investors get more accurate, faster, and granular insights/metrics.

Investors often use robo advisors, automated, algorithm-driven financial planning services that oftentimes lack accessibility to alternative data.

Our 2020 & 2021 Data Results

- 2020: 51% higher than robo advisors
- 2021: 23% higher than robo advisors
- Consistently on par with the top hedge funds in the world

We resell the industry agnostic and sector specific **alternative data** used to **outperform** some of the top funds on Wall St., back to clients across more than 4 continents and 16 countries.

GZI 2020 & 2021 Data Results



What People Say About Us:

> “GZI's proprietary strategies enabled me to achieve a return of 56.05% on my portfolio from October 2019 to March 2021. I'll definitely be conserving his methods for future decisions.”
>
> Shawn C.
> GZI user

> “I met Sean at dinner with some friends back in November 2019 where he introduced us to his company and its trading methodology. When I asked for a name to invest in, he mentioned Moderna (MRNA) as a solid pharma company. At the time, it was trading at $18. My husband and I talk about Sean every time we see the stock achieve new highs.”
>
> Wonkyung Lee

You're In Good Company. Our Partners Include:

GZI partners

FOUNDER INSTITUTE
GLOBALIZING SILICON VALLEY

KiwiTech

Hatch by DigitalOcean

ETHICALLY

BUSINESS MODEL

GZI Key Revenue Channels


REVENUE MODEL
Key revenue channels
Data
Provides customers the same trading ability without overstepping regulations
Structured Products
Data can be restructured for cross-selling opportunities with more advanced features
Licensing Agreements
Signed NDAs from hedge funds and ETF managers
Global Market
Internationally applicable solution is easily distributed worldwide

GZI charges a monthly subscription fee depending on the size of funds being managed:

- $999/mo, $10-100M Assets Under Management (AUM)
- $9,999/mo, over $100M Assets Under Management (AUM)

Laptop displaying financial data



> "The global alternative data market size was valued at USD 1.06B in 2019 and is expected to grow at a CAGR of 40.1% from 2020-2027"
>
> *- Grand View Research*

MARKET

Current GZI Market Trends



WHY NOW
Current market trends are perfect for GZI
COVID Changed Environmental Trends
Oil prices went negative
Biotechnology and cleantech outperformed the tech sector by 300%
Both for the first time in history
Decentralization of Financial Markets
API
Rise in number financial APIs
More retail traders utilize third-party software
Global Trends Support International Markets
130% YoY Growth in European Venture Investments
Economic Shift Towards the Asian Economy
Emergence of Asset Backed Cryptocurrency
Moderna, Tesla, and Google now have their own cryptocurrencies
Normalization of cryptocurrency trading worldwide

The alternative data market is rapidly growing. Over the last 10 years, technological advances in computing power and increased personal device usage has generated a significant amount of data growth.

The 2018 Preqin Global Hedge Fund Report found that total assets under management in the industry are valued at more than **$3.2T**. PwC reported that **$3.8B** is being managed by cryptocurrency hedge funds worldwide.

52% of the 129 million US households have investments, but only 1.1M people trade stocks internationally. We have a large B2B opportunity as businesses are starting to see the value that alternative data holds.

- Moderna now has an asset-backed cryptocurrency
- Our projected bottoms-up TAM is $3.5m in 18 months

Total Buy-side Spend on Alternative Data



Total Buy-side Spend on Alternative Data ($m)
$232
$400
$656
$1,088
$1,708
2016
2017
2018E
2019E
2020E
AlternativeData.org

SUCCESS TO DATE

- Launched at the Founder Institute, the world's **largest** pre-seed accelerator
- Our data made over 400% on biotechnology companies in 2020
- Mark-to-market gain of 58% that outperformed all but 4 of the world's largest hedge funds in 2020
- Back Tested data projected to outperform the indexes by 30-73%
- Fund is up 30% as of June 2021
- GZI is an FI Select company, which constitutes the top 2% of their portfolio of over 5,000 companies across the globe. Other top FI companies: Udemy & Thumbtack
- Secured 14 month contract from leading data supplier
- Finalizing contracts with Exchange Traded Concepts for launching GZI's own ETF

PRESS

- Collaborative Alumni Angel Group
- Founder Institute Colorado 2020 Virtual Cohort Graduation
- Beyond Exclamation Magazine: "Top 10 Most Influential Leaders in Biotechnology"

TEAM



Sean Adler

CEO

Adler was a Chinese government scholar at WHO Collaborative Centers in 2018 before attending Johns Hopkins for graduate school in Biotechnology where he screened biotech ventures for an alumni angel group during COVID. He was invited to be listed as one of the **"Top 10 Most Influential Leaders in Biotechnology"** in Beyond Exclamation magazine.

Founder Institute

Johns Hopkins University



Matt Mandell

Industry Advisor

Top rated mentor at Founder Institute since their inception in 2009 and a regional board member for Entrepreneurs Organization. Currently the CEO of his newest company, Paynerd. Matt sold his first company in 2010 and another in 2016. His companies have been covered in national and local news outlets.

Founder Institute

Entrepreneurs' Organization



Tony Ma

Technical Advisor

Social entrepreneur and CEO of digital health company Benten Technologies for over 20 years. Tony has raised over $13m for Benten Technologies and is a longstanding member of the invite only start-up group Founders Network.



Lexington Blood

Financial Advisor

GP of a privately held quant fund. Partner at internationally oriented fintech venture capital firm 7BC. He invests in and advises numerous biotechnology companies in addition to his work at investment funds. Lexington has a BA in biochemistry and physics from the University of Utah. 7BC was an early investor in startups like Superhuman.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$140,986	56.4%
Staff and Contractors	$60,297	24.1%
Legal	$14,588	5.8%
Rent	$5,101	2.0%
Insurance	$4,413	1.8%
Software Subscriptions	$2,365	0.9%
Marketing	$10,000	4.0%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Class B Common Stock, under registration exemption 4(a)(6), in GZI HUB, INC.. This offering must raise at least $10,000 by November 30, 2021 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. GZI may issue additional securities to raise up to $250,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,468,841 shares
× $0.84 per share

$8,793,826 implied valuation

PITCH DECK

GZI

FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Reddit

UPDATES

Sep 30, 2021 • Primary offering of 297,619 shares at $0.84

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